UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 1, 2026

Tidewater Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-6311	72-0487776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400 Houston, Texas	77024
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (713) 470-5300

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	TDW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

BNDES Construction Loans: Effectiveness of Amendments; Termination of Legacy Parent Company Guarantees

As previously disclosed, on August 31, 2026 (the “Closing Date”), Tidewater Inc., a Delaware corporation (“Tidewater” or the “Company”), completed its acquisition (the “Transaction”) of all outstanding capital stock of Wilson, Sons Ultratug Participações S.A. (now known as Tidewater Offshore do Brasil S.A., “WSUT”) and Atlantic Offshore Services S.A. (together with WSUT, the “Target Companies”). The Transaction was closed pursuant to an Amended and Restated Sale and Purchase Agreement (the “Amended & Restated SPA”), dated August 25, 2026, by and among Wilson Sons S.A. (“Wilson Sons”), Ultranav International II, S.A. (“Ultranav”), Remolcadores Ultratug Limitada (“Remolcadores”, together with Wilson Sons and Ultranav, the “Sellers”), the Target Companies, the Company, and Pan Marine do Brasil Ltda., a company incorporated in Brazil and a wholly owned subsidiary of the Company, and Tidewater Marine International, Inc., a company incorporated in the Cayman Islands and a wholly owned subsidiary of the Company (collectively, the “Tidewater Purchasers”, together with the Company, the “Tidewater Parties”).

Following the closing of the Transaction, the Sellers remained as guarantors of the existing loan facilities under the Credit Facility Agreements Nos. 07.2.0417.1, 07.2.0418.1, 10.2.1621.1, 12.2.0433.1, and 12.2.0434.1 (collectively, the “BNDES Construction Loans”), entered into between 2007 and 2012 and as amended from time to time, by and between Banco Nacional de Desenvolvimento Econômico e Social (“BNDES”), as lender, Wilson Sons Offshore S.A. (now known as Tidewater do Brasil S.A., “WSO”), a wholly owned subsidiary of WSUT, as borrower, and Wilson Sons and/or Remolcadores, as guarantors. Pursuant to the Amended and Restated SPA, as soon as reasonably practicable following the Closing Date but prior to December 31, 2026, the Tidewater Parties are required to use best endeavors to: (a) (i) replace the Sellers’ guarantees of the BNDES Construction Loans (the “Parent Company Guarantees”) or (ii) repay in full the amounts outstanding of such certain loans contained therein; and (b) terminate the Parent Company Guarantees and fully release in writing each relevant Seller from any obligation and liability in respect thereof. To support and backstop the Company’s obligations to indemnify the relevant Sellers in respect to the replacement of the Parent Company Guarantees, the Company procured unsecured bank guarantees from DNB Bank ASA not to exceed the amount of USD $170,458,000 (the “Replacement LCs”) in effect prior to the Closing Date.

On September 21, 2026, as part of its effort to replace the Parent Company Guarantees, Tidewater entered into a Guarantee Agreement with BNDES, pursuant to which Tidewater agreed to guarantee the full and timely payment when due and payable of all of the borrower’s obligations under the BNDES Construction Loans. For further information on the foregoing, see the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 25, 2026.

Effective October 1, 2026, upon satisfaction of all the conditions precedent, the BNDES Construction Loans were amended to (a) terminate the Parent Company Guarantees, (b) substitute and replace Wilson Sons and Remolcadores as existing guarantors with Tidewater as the new guarantor, and (c) release Wilson Sons and Remolcadores as guarantors. Concurrently with the termination of the Parent Company Guarantees, the BNDES Construction Loans were amended to, among other things, raise the interest rates to 3.21% for Credit Facility Agreements Nos. 07.2.0417.1, 07.2.0418.1, 12.2.0433.1, and 12.2.0434.1 and 3.77% for Credit Facility Agreement No. 10.2.1621.1, and increase the collateral coverage ratio for all BNDES Construction Loans to 130%. Furthermore, the amendments updated the acceleration provisions of the BNDES Construction Loans. Under the amended BNDES Construction Loans (with variations between individual loan agreements), BNDES has the right to declare all of the outstanding loan balance under a BNDES Construction Loan immediately due and payable if, among other things: (i) any of the circumstances provided in Articles 39 and 40 of the “Provisions Applicable to BNDES Contracts” (Disposições Aplicáveis aos Contratos do BNDES, Resoluçăo 665/87) occurs; (ii) any provision is included in the borrower’s or its controlling entities’ organizational documents that restricts the borrower’s growth, access to new markets, or ability to pay its financial obligations under the BNDES Construction Loan; (iii) a final and non-appealable judgment holds the borrower liable for certain labor or environmental violations; (iv) the borrower is included in the Registry of Employers (Cadastro de Empregadores) that have violated certain labor regulations; (v) the borrower violates any anti-bribery, anti-terrorism, anti-money laundering, or certain other laws; (vi) the borrower petitions or declares bankruptcy or liquidation; (vii) any person holding a paid position at the borrower or any of its owners, controlling shareholders or directors is elected or sworn in as a member of the National Congress of Brazil; (viii) the borrower fails to offer a reemployment training program in the event of workforce reductions; (ix) the borrower undergoes a change in control without the lender’s consent; or (x) the borrower uses the loan proceeds for unallowed purposes.

Pursuant to the Amended & Restated SPA, following the replacement and termination of the Parent Company Guarantees for the BNDES Construction Loans, the Company, Wilson Sons, and Remolcadores delivered joint notices to DNB Bank ASA to cancel each of the Replacement LCs. The cancellation of each Replacement LC became effective on October 2, 2026.

The foregoing summary of the BNDES Construction Loans is subject to, and qualified in its entirety by, the text of the BNDES Construction Loan Agreements, copies of which will be filed with the Company’s Quarterly Report for Form 10-Q for the quarter ended September 30, 2026.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated into this Item 2.03 by reference as if fully set forth under this item.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TIDEWATER INC.
Dated: October 5, 2026

	By:	/s/ Daniel A. Hudson
Daniel A. Hudson
Executive Vice President, Chief Legal Officer and Corporate Secretary